Exhibit 23.5
Alston&Bird llp
The Atlantic Building
950 F Street, NW
Washington, DC 20004-1404
202-756-3300
Fax:202-756-3333
www.alston.com

Charles W. Wheeler	Direct Dial: 202-756-3308	E-mail: chuck.wheeler@alston.com
June 5, 2008
Fifth Third Bancorp
38 Fountain Square Plaza, 24th Floor
1090R9
Cincinnati, Ohio 45202
Dear Sir:
We hereby consent to the use in this Registration Statement on Form S-4 of our opinion included as Exhibit 8.1 to the Registration Statement on Amendment No.1 to Form S-4 (Registration No.333-147192) and to the references to our firm in such Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose written consent must be filed with this Registration Statement under Section 7(a) of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission issued thereunder.

Alston & Bird LLP

/s/ CHARLES W. WHEELER
Name: Charles W. Wheeler
Title: Partner
Atlanta • Charlotte • Dallas • New York • Research Triangle • Washington, D.C.